As filed with the Securities and Exchange Commission on February 26, 2008
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UST Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1193986 (I.R.S. Employer Identification No.)
6 High Ridge Park, Building A
Stamford, Connecticut 06905
(203) 817-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Richard A. Kohlberger
Senior Vice President, General Counsel,
Secretary and
Chief Administrative Officer
UST Inc.
6 High Ridge Park, Building A
Stamford, Connecticut 06905
(203) 817-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent for Service)

With a copy to:

Stacy J. Kanter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount to be Registered/
Title of Each Class of Securities	Proposed Maximum Offering Price Per Unit/		Amount of
to be Registered	Proposed Maximum Aggregate Offering Price		Registration Fee
Debt Securities	(1	)(2)	(3)

(1)	Not applicable pursuant to Form S-3 General Instruction II.E.

(2)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be offered at indeterminate prices.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, or the “Securities Act,” the Registrant is deferring payment of the entire registration fee.

PROSPECTUS

UST Inc.

DEBT SECURITIES

UST Inc., from time to time, may offer for sale, issue and sell senior or subordinated debt securities.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities. See “Risk Factors,” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2008.

In this prospectus, except as otherwise indicated, the terms “Company,” “we,” “us” and “our” mean UST Inc. and all entities included in our consolidated financial statements.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell debt securities in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the debt securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

You may obtain from the SEC, through the SEC’s website or at the SEC offices mentioned in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the debt securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.ustinc.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available at the office of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing of the registration statement that contains this prospectus and prior to the completion of the offering of all the debt securities covered by the respective prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2007; and

•	our Definitive Proxy Statement on Schedule 14A filed on March 26, 2007.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at: Secretary, UST Inc., 6 High Ridge Park, Building A, Stamford, Connecticut 06905; telephone: (203) 817-3000.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of debt securities conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These debt securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those associated with:

•	ongoing and future litigation relating to product liability, antitrust and other matters and legal and other regulatory initiatives;

•	our ability to execute strategic actions, including acquisitions and the integration of acquired businesses;

•	federal and state legislation, including actual and potential excise tax increases, and marketing restrictions relating to matters such as adult sampling, minimum age of purchase, self-service displays and flavors;

•	competition from other companies, including any new entrants in the marketplace;

•	wholesaler ordering patterns;

•	consumer preferences, including those relating to premium and price-value brands and receptiveness to new product introductions and marketing and other promotional programs;

•	the cost of tobacco leaf and other raw materials;

•	conditions in capital markets, including the market price per share of our common stock and its impact on the number of shares repurchased; and

•	other risks discussed in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2007 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which filings are available from the SEC.

You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

RISK FACTORS

Investing in the debt securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007 (which Risk Factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus before making a decision to invest in our debt securities. The risks described in this section are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently consider immaterial could also have a material adverse effect on our business operations.

We are a holding company. Our only material source of cash is and will be distributions from our subsidiaries, and the debt securities are effectively subordinated to all of the indebtedness and other liabilities of our subsidiaries.

We are a holding company and substantially all of our operations are conducted through direct and indirect subsidiaries. As a holding company, we own no significant assets other than our equity in our subsidiaries, and our ability to meet our debt service obligations, including payments on the debt securities, will be dependent on dividends and other distributions or payments from our subsidiaries. The ability of our subsidiaries to pay dividends or make distributions or other payments to us depends upon the availability of cash flow from operations, proceeds from the sale of assets and/or borrowings, and, in the case of non-wholly owned subsidiaries, our contractual arrangements with other equity holders.

In addition, although our subsidiaries do not currently have a significant amount of indebtedness or other liabilities outstanding, our subsidiaries will be permitted under the terms of the indenture to incur additional indebtedness and liabilities. Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade and other creditors and preferred stockholders, if any (except as provided by the restrictions on liens covenant which may apply to a particular series of debt securities). Furthermore, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.

An active trading market for the debt securities may not develop.

Any series of debt securities issued hereunder will be a new issue of securities for which there is currently no public market, and an active trading market may never develop. We do not intend to apply for listing or quotation of the debt securities on any exchange.

The liquidity of any market for the debt securities will depend upon prevailing interest rates, the number of holders of debt securities, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the debt securities and other factors. To the extent that an active trading market does not develop, the liquidity and trading prices for the debt securities may be adversely affected.

OUR COMPANY

UST Inc. was formed on December 23, 1986 as a Delaware corporation to serve as a publicly-held holding company for United States Tobacco Company, or “USTC,” which was formed in 1911. Pursuant to a reorganization approved by stockholders at the 1987 Annual Meeting, USTC became a wholly-owned subsidiary of UST Inc. on May 5, 1987, and UST Inc. continued in existence as a holding company. Effective January 1, 2001, USTC changed its name to U.S. Smokeless Tobacco Company, or “USSTC.” UST Inc., through its direct and indirect subsidiaries, including USSTC and International Wine & Spirits Ltd., or “International Wine,” is engaged in the manufacturing and marketing of consumer products in the following business segments:

•	Smokeless Tobacco Products: Our primary activities are the manufacturing and marketing of smokeless tobacco products, which include brands such as Copenhagen, Skoal, Red Seal and Husky.

•	Wine: We produce and market premium varietal and blended wines, and import and distribute wines from Italy. International Wine, through its Ste. Michelle Wine Estates subsidiary, produces and markets premium wines sold nationally under labels such as Chateau Ste. Michelle, Columbia Crest, Red Diamond, Erath, 14 Hands and Snoqualmie. In the third quarter of 2007, we acquired Stag’s Leap Wine Cellars and its signature Napa Valley, California vineyards. In addition, we are the exclusive United States importer and distributor of the portfolio of wines produced by the Italian winemaker Marchesi Antinori Srl.

•	All Other Operations: Our international operations, which market moist smokeless tobacco products, are included in all other operations.

Our principal executive offices are located at 6 High Ridge Park, Building A, Stamford, Connecticut 06905, and our telephone number at that address is (203) 817-3000.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the five fiscal years ended December 31, 2007 are set forth below. For the purpose of computing our ratios of earnings to fixed charges, we have defined “earnings” to mean our earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest. We have defined “fixed charges” to mean the interest that we pay, the capitalized interest that we show on our accounting records, amortized premiums, discounts and capitalized expenses related to indebtedness and the portion of the rental expense for real and personal property that we believe represents the interest factor in those rentals. Fixed charges exclude interest on uncertain tax positions under Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109.”

Year Ended December 31,
2007	2006	2005	2004	2003

13.56	13.90	13.29	10.35	6.79

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of debt securities will be used for general corporate purposes, including:

•	working capital;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets;

•	redemption and repayment of short-term or long-term borrowings; and

•	purchases of our common stock under our ongoing stock repurchase program.

Pending application of the net proceeds from the sale of debt securities, we may invest the net proceeds in short-term investments.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Any debt securities will be either our senior unsecured obligations issued in one or more series, which we refer to as our “senior debt securities,” or our subordinated unsecured obligations, which we refer to as our “subordinated debt securities.” We will issue the debt securities under an indenture entered into between us and U.S. Bank National Association, successor to State Street Bank and Trust Company, as trustee, dated as of May 27, 1999, which we refer to as the “indenture.” As used in this prospectus, “debt securities” means the debentures, notes and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture. The indenture and all debt securities issued under the indenture will be governed by and construed in accordance with the laws of the State of New York. Additionally, the indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended.

We have summarized selected terms and provisions of the indenture in this section. We have also filed the indenture as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for additional information before you buy any debt securities. See “Where You Can Find More Information” for information on how to obtain copies of the indenture. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions. Capitalized terms used but not defined in this summary have the meanings specified in the indenture.

General

The senior debt securities will rank equally and ratably with our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt, including any senior debt securities. The debt securities will rank junior to all of our currently existing and future secured debt.

We are not limited as to the amount of debt securities that we can issue under the indenture. We may issue debt securities under the indenture in one or more series, each with different terms, up to the aggregate principal amount which we may authorize from time to time. We also may, without the consent of the holders of debt securities, “reopen” a series and issue additional debt securities from time to time in the future. (Section 301).

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to that offering. In addition to stating whether the securities will be senior or subordinated, these terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	the rate or rates at which the debt securities of the series will bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on the debt securities of the series will be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and related terms;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if the amount of principal of or any premium or interest on the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	the currency or currencies in which the principal of or any premium or interest on the debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose, if applicable;

•	any provisions that would permit us or the holders of the debt securities of the series to elect the currency or currencies in which the debt securities are paid;

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof;

•	if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose;

•	whether the debt securities of the series, in whole or any specified part, will be defeasible;

•	whether the debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the depositary for those global securities,

•	any addition to or change in the events of default or covenants that apply to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable; and

•	any other terms of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted by the indenture).

We may issue debt securities as Original Issue Discount Securities (as defined below) to be offered and sold at a substantial discount from their principal amount and typically bearing no interest or interest at a rate which at the time of issuance is below market rates. An “Original Issue Discount Security” is any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof. (Section 502). We will describe the federal income tax, accounting and other considerations relevant to any such Original Issue Discount Securities in the applicable prospectus supplement.

The particular terms of a series of debt securities will be set forth in an officers’ certificate or supplemental indenture, and described in the applicable prospectus supplement. We urge you to read the indenture as supplemented by any officers’ certificate or supplemental indenture because the indenture, as supplemented, and not this section, defines your rights as a holder of the debt securities.

Restrictive Covenants

The indenture contains restrictions that limit our own as well as our subsidiaries’ ability to create liens or enter into sale and leaseback transactions. The covenants set forth below will not apply to a series of debt securities unless we specifically so provide in the applicable prospectus supplement.

You should carefully read the applicable prospectus supplement for the particular provisions of the series of debt securities being offered, including any additional restrictive covenants or events of default that may be included in the terms of such debt securities.

Restrictions on liens.  If the applicable prospectus supplement states that the covenant set forth in Section 1008 of the indenture will be applicable to a series of debt securities, then we will be subject to the following covenant.

Some of our property or assets may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property or assets over other lenders or over our general creditors if we fail to pay them back. These preferential rights are called “liens.” We will not be permitted to become obligated on any new debt that is secured by a lien on any of our real properties or material manufacturing facilities located in the United States, referred to below as our “principal properties,” or on any shares of stock or debt of any of our domestic subsidiaries, unless we grant an equivalent or higher-ranking lien on the same principal properties to the holders of debt securities to which this covenant applies.

We do not need to comply with this restriction if the amount of all debt that would be secured by liens on principal properties (including the new debt, the debt securities which we would so secure as described in the previous sentence, and all “attributable debt,” as described under “— Restrictions on sales and leasebacks” below, that results from a sale and leaseback transaction involving our property or assets) is less than 10% of our consolidated net tangible assets.

This restriction on liens does not apply to debt secured by certain types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of liens are liens on the principal properties of any of our domestic subsidiaries, or on their shares of stock or debt, if those liens existed at the time the corporation became our domestic subsidiary, liens in favor of us or our domestic subsidiaries, liens in favor of U.S. Governmental bodies that we granted in order to assure our payments to such bodies that we owe by law or because of a contract we entered into, and liens on property that existed at the time we acquired the property (including property we may acquire through a merger or similar transaction) or that we granted in order to purchase the property (sometimes called “purchase money mortgages”). We can also disregard debt secured by liens that extend, renew or replace any of these types of liens.

We and our subsidiaries are permitted to have as much unsecured debt as we may choose.

Restrictions on sales and leasebacks.  If the applicable prospectus supplement states that the covenant set forth in Section 1009 of the indenture will be applicable to a series of debt securities, then we will be subject to the following covenant.

Neither we nor any of our domestic subsidiaries will enter into any sale and leaseback transaction involving our principal properties, unless we comply with this restrictive covenant. A “sale and leaseback transaction” generally is an arrangement between us or a domestic subsidiary and a bank, insurance company or other lender or investor where we or the domestic subsidiary lease a property which was or will be sold by us or the domestic subsidiary to that lender or investor more than 120 days after the completion of construction and the beginning of its full operation.

We can comply with this restrictive covenant in either of two different ways. First, we will be in compliance if we or our domestic subsidiary could grant a lien on the property in an amount equal to the attributable debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to the holders of the debt securities of the relevant series under the restriction on liens described above. Second, we can comply if we retire an amount of funded debt, within 120 days of the transaction, equal to at least the net proceeds of the sale of the principal property that we lease in the transaction or the fair value of that principal property (subject to credits for certain voluntary retirements of funded debt we may make), whichever is greater.

This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between us and one of our domestic subsidiaries or between domestic subsidiaries, or that involves a lease for a period of three years or less.

Certain definitions relating to our restrictive covenants.  Following are the meanings of the terms that are important in understanding the restrictive covenants previously described:

“Attributable debt” means the total net amount of rent (discounted at 10% per annum compounded annually) that is required to be paid during the remaining term of any lease.

“Consolidated net tangible assets” is the total amount of assets (less reserves and certain other permitted deductible items), after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and similar intangible assets, as such amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

A “domestic subsidiary” means any of our subsidiaries except one which does not transact a substantial portion of its business in the United States or does not regularly keep a substantial portion of its assets (other than intangible assets) in the United States, or one that is used primarily to finance our operations outside of the United States. A “subsidiary” is a corporation in which we and/or one or more of our other subsidiaries owns at least 50% of the voting stock, which is a kind of stock that ordinarily permits its owners to vote for the election of directors.

“Funded debt” means all debt for borrowed money that either has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 23 months from that date at the option of the borrower.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell substantially all of our assets to another firm, or to buy substantially all of the assets of another firm. We may not, however, take any of these actions unless all of the following conditions are met:

•	Where we merge out of existence or sell our assets, the other firm may not be organized under a foreign country’s laws (that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal United States law), and it must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other similar transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other similar transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “— Default and Related Matters — Events of Default.” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or for our default having to exist for a specific period of time were disregarded.

•	It is possible that the merger, sale of assets or other similar transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights in our property, called “liens,” as discussed above under “— Restrictive Covenants — Restrictions on liens.” If a merger or other transaction would create any liens on our property, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same property to the holders of the debt securities. (Section 801).

Defeasance

Unless the applicable prospectus supplement states otherwise, the following defeasance provisions will apply to the applicable debt securities.

Full defeasance.  If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of the relevant series (called “full defeasance”) if we put in place the following other arrangements for repayment:

•	We must deposit in trust for the benefit of all holders of debt securities of the relevant series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the relevant series on the due dates.

•	There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing holders to be taxed on the debt securities of the relevant series any differently than if we did not make the deposit and just repaid the debt securities of the relevant series ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities of the relevant series would be treated as though we took back the debt securities of the relevant series and gave holders their share of the cash and notes or bonds deposited in trust. In that event, holders could recognize gain or loss on the debt securities of the relevant series given back to us.)

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever did accomplish full defeasance, as described above, holders of debt securities of the relevant series would have to rely solely on the trust deposit for repayment on the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. (Sections 1302, 1304 and 1305).

Covenant defeasance.  Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities of the relevant series. This is called “covenant defeasance.” In that event, holders of debt securities of the relevant series would lose the protection of those restrictive covenants but would gain the protection of having money and notes set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of the debt securities of the relevant series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the relevant series on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing holders to be taxed on the debt securities of the relevant series any differently than if we did not make the deposit and just repaid the debt securities of the relevant series ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities of the relevant series would no longer apply:

•	Our promises regarding the conduct of our business previously described under “— Restrictive Covenants,” and any other covenants applicable to the debt securities of the relevant series and described in this prospectus or the applicable prospectus supplement.

•	The condition regarding the treatment of liens when we merge or engage in similar transactions, as described below under “— Mergers and Similar Events.”

•	The events of default relating to breach of covenants and acceleration of the maturity of other debt, described below under “— Default and Related Matters — Events of Default — What is an event of default?”

If we accomplish covenant defeasance, holders of debt securities of the relevant series can still look to us for repayment of the debt securities of the relevant series if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities of the relevant series become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, holders of debt securities of the relevant series may not be able to obtain payment of the shortfall. (Sections 1303, 1304 and 1305).

Default and Related Matters

Ranking.  The debt securities will not be secured by any of our property or assets. Accordingly, ownership of the debt securities means you are one of our unsecured creditors.

Events of Default.  You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What is an event of default?  Unless the applicable prospectus supplement states otherwise, the following events of default will apply to the applicable debt securities.

The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit any sinking fund payment on its due date;

•	we remain in breach of a restrictive covenant described above under “— Restrictive Covenants” or any other term of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 10% of the principal amount of the debt securities of the affected series;

•	other debt of ours totaling $10,000,000 or more defaults, our obligation to repay it is accelerated by our lenders, and this repayment obligation remains accelerated for 10 days after we receive a notice of default as described in the previous paragraph; or

•	we file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

Remedies if an event of default occurs.  If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502).

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). (Section 603). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512).

Before a holder bypasses the trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	a holder must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507).

A holder is, however, entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date of such debt securities. (Section 508).

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004).

Modification and Waiver

Changes requiring the approval of each holder.  The following is a list of the types of changes that cannot be made to the debt securities of a particular series without the approval of each holder of debt securities of such series:

•	change the stated maturity of the principal or interest on a debt security of the series;

•	reduce any amounts due on a debt security of the series;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security of the series following a default;

•	change the place or currency of payment on a debt security of the series;

•	impair the right to sue for payment;

•	reduce the percentage of holders of debt securities of the series whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities of the series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902).

Changes requiring a two-thirds vote.  Another type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities of the series affected owning at least two-thirds of the principal amount of the debt securities of the series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities of the series affected. (Section 902). The same vote would be required for us to obtain a waiver of all or part of the restrictive covenants described herein. (Section 1010).

Waiver.  A vote in favor by the holders of not less than a majority in principal amount of the debt securities of any series may on behalf of the holders of all debt securities of such series waive a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities described previously above under “— Changes requiring the approval of each holder” unless we obtain the consent to the waiver of each holder of debt securities of the series affected. (Section 513).

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment. Debt securities will also not be eligible to vote if they have been fully defeased as described herein under “— Defeasance — Full defeasance.” (Section 101).

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104).

Denominations

Unless the applicable prospectus supplement states otherwise, the debt securities will be issued only in registered form without coupons, in U.S. dollars in denominations of $1,000 or any integral multiples of

$1,000. We will issue a book-entry security equal to the aggregate principal amount of outstanding debt securities of the series represented by such book-entry security. We will specify the denominations of a series of debt securities denominated in a foreign currency or composite currency in the applicable prospectus supplement. (Section 302).

Exchange and Transfer

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (Section 305).

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with proof of ownership.

We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002).

Regarding the Trustee

The trustee’s current address is U.S. Bank National Association, Corporate Trust Services, One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. (Section 601).

The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of the company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the company or any affiliate. If it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign. (Sections 608 and 613).

Payment and Paying Agent

Unless the applicable prospectus supplement states otherwise, we will pay the principal of and any premium and interest on debt securities at the office of the paying agent or paying agents as we may designate from time to time. However, at our option we may pay any interest by check mailed or delivered to the address of the person entitled to such payment as it appears in the debt security register or by wire transfer of immediately available funds to an account specified in writing by such person to us and the trustee prior to the relevant record date. Unless the applicable prospectus supplement states otherwise, we will pay any installment of interest on debt securities to the person in whose name the debt security is registered at the close of business on the regular record date for such interest payment. Payments of any interest on the debt securities may be subject to the deduction of applicable withholding taxes.

Unless the applicable prospectus supplement states otherwise, the principal office of the trustee is designated as our paying agent for payments with respect to debt securities. Any other paying agents that we may designate at the time of the offering and issuance of a series of debt securities will be named in the related prospectus supplement. With regard to any series, we may at any time designate additional paying agents, rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

The trustee or any paying agent for the payment of principal of or interest on any debt security will repay to us all moneys paid by us which remain unclaimed at the end of two years after such principal or interest shall have become due and payable, and, after such repayment occurs, the holder of the applicable debt security will be entitled to look only to us for payment. (Section 1003).

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106).

Book-Entry Delivery and Settlement

Global Notes

We will issue the debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company, or “DTC,” and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, societe anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

•	DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority.

•	Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg

Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•	ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Debt Securities

Individual certificates in respect of the debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act;

•	an event of default has occurred and is continuing and has not been cured; or

•	we determine not to have the debt securities of such series represented by a global note.

When a global note terminates, the depositary (and not the Company or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders. (Sections 204 and 305). Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated debt securities to be issued.

PLAN OF DISTRIBUTION

We may sell the debt securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

If we use underwriters or dealers in the sale, the debt securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed price or prices, which may be changed from time to time;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

For each series of debt securities, the prospectus supplement will set forth the terms of the offering of the debt securities, including:

•	the public offering price;

•	the offering terms and method of distribution, including the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our net proceeds from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any jurisdiction that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institutions contractually agree to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

The debt securities will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the debt securities on any exchange. It has not presently been established whether the underwriters, if any, of the debt securities will make a market in the debt securities. If the underwriters make a market in the debt securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedule appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts are estimates:

Amount
to be paid*

SEC Registration Fee	$ **
Accounting Fees and Expenses	50,000
Legal Fees and Expenses	200,000
Printing Expenses	5,000
Transfer Agent, Registrar and Trustee Fees	22,500
Rating Agency Fees	400,000
Miscellaneous Expenses	70,500

Total	$748,000

*	The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of debt securities hereunder.

**	Because this registration statement covers an indeterminate amount of debt securities, the SEC registration fee is not currently determinable. Such fee is deferred in accordance with Rules 456(b) and Rule 457(r) of the Securities Act.

Item 15.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the restated certificate of incorporation and amended and restated by-laws of UST Inc. (the “registrant”) and the General Corporation Law of the State of Delaware (the “DGCL”), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is qualified in its entirety by reference to the restated certificate of incorporation, the amended and restated by-laws and the DGCL.

Section 145 of the DGCL allows the indemnification of directors, officers, employees or agents of a corporation against liabilities and expenses arising out of actions brought by a third party, provided that the board of directors determines that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal matter, had no reasonable cause to believe his or her conduct was unlawful. Such law also permits indemnification against expenses in actions brought by or in the right of a corporation if the standards of conduct required for third-party actions are met, and either (1) such person was not adjudged liable to the corporation, or (2) the Delaware Chancery Court or other court in which the action was brought determines that such person is fairly and reasonably entitled to be indemnified. Indemnification provided pursuant to Section 145 is not exclusive, and a corporation is empowered to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of the corporation, another corporation or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145. The registrant’s amended and restated by-laws provide that the registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by law.

The DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director’s fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s restated certificate of incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director to the full extent permitted by the DGCL.

The indemnification provisions contained in the registrant’s amended and restated by-laws are not exclusive of any other rights to which a person may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise. In addition, the registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions or deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities, including liabilities arising under the Securities Act. The registrant has also entered into agreements with certain of its directors and officers which provide them with indemnification against such liabilities to the fullest extent permitted by law.

Item 16.	List of Exhibits.

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) (a) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on February 26, 2008.

UST INC.

By:	/s/ Murray S. Kessler
Name: Murray S. Kessler

Title:	Chairman of the Board, Chief Executive Officer and President

Each of the undersigned officers and directors of UST Inc., a Delaware corporation, hereby constitutes and appoints Raymond P. Silcock, Richard A. Kohlberger and Elizabeth T. Marren, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Murray S. Kessler Murray S. Kessler	Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	February 26, 2008

/s/ Raymond P. Silcock Raymond P. Silcock	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 26, 2008

/s/ James D. Patracuolla James D. Patracuolla	Vice President and Controller (Principal Accounting Officer)	February 26, 2008

/s/ John D. Barr John D. Barr	Director	February 26, 2008

/s/ John P. Clancey John P. Clancey	Director	February 26, 2008

/s/ Patricia Diaz Dennis Patricia Diaz Dennis	Director	February 26, 2008

/s/ Joseph E. Heid Joseph E. Heid	Director	February 26, 2008

/s/ Peter J. Neff Peter J. Neff	Director	February 26, 2008

Signature	Title	Date

/s/ Andrew J. Parsons Andrew J. Parsons	Director	February 26, 2008

/s/ Ronald J. Rossi Ronald J. Rossi	Director	February 26, 2008

/s/ Lawrence J. Ruisi Lawrence J. Ruisi	Director	February 26, 2008

EXHIBIT INDEX

Exhibit No.		Description

1	.1*	Form of underwriting agreement.
3.1		Restated Certificate of Incorporation of UST Inc., dated May 1, 2007 (incorporated herein by reference to Exhibit 3.1 of the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).
3.2		By-Laws, adopted on December 23, 1986, amended and restated effective October 22, 1998, amended August 4, 2005 and amended and restated effective January 1, 2007 (incorporated herein by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K, dated November 2, 2006).
4.1		Indenture dated as of May 27, 1999, between UST Inc. and U.S. Bank National Association, successor to State Street Bank and Trust Company, as trustee (incorporated herein by reference to Exhibit 4 of the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
5	.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12	.1**	Computation of Ratios of Earnings to Fixed Charges.
23	.1**	Consent of Ernst & Young LLP.
23	.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24	.1**	Powers of Attorney (included on signature page hereto).
25	.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, successor to State Street Bank and Trust Company, as trustee under the indenture for debt securities.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.